EXHIBIT 10.1

                             PS BUSINESS PARKS, L.P.

                               AMENDMENT NO. 1 TO
                        AMENDMENT TO AGREEMENT OF LIMITED
                             PARTNERSHIP RELATING TO
                      9 1/2% SERIES D CUMULATIVE REDEEMABLE
                                 PREFERRED UNITS

         This Amendment No. 1, effective as of June 18, 2001 (this "Amendment"), to the Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the "Partnership"), dated as of May 10, 2001 (the "Initial Amendment"), further amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, as amended, by and among PS Business Parks, Inc. (the "General Partner") and each of the limited partners described on Exhibit A to that partnership agreement (the "Partnership Agreement").

         WHEREAS, on May 10, 2001 the General Partner issued 1,840,000 Depositary Shares each representing 1/1000th of a share of the General Partner's preferred stock designated as the "9.500% Cumulative Preferred Stock, Series D" (the "Depositary Shares") for a price of $25.00 per Depositary Share;

         WHEREAS, the General Partner has agreed to issue an additional 800,000 Depositary Shares for a price of $25.00 per Depositary Share; and

         WHEREAS, the General Partner desires by this Amendment to so amend the Initial Amendment as of the date first set forth above to increase the number of Series D Preferred Units (as defined in the Initial Amendment).

         NOW, THEREFORE, the Initial Amendment is hereby amended as follows:

         Section 1. Section 2(a) of the Initial Amendment is hereby amended and replaced, in its entirety, with the following:

                  Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units (as such term is defined in the Partnership Agreement) in the Partnership designated as the "9 1/2% Series D Cumulative Redeemable Preferred Units" (the "SERIES D PREFERRED UNITS") is hereby established effective as of May 10, 2001. The initial number of Series D Preferred Units shall be 1,840,000. Effective June 18, 2001, the number of Series D Preferred Units shall be increased to 2,640,000. The Holders of Series D Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.

         Section 2. In order to duly reflect the issuance of the additional 800,000 Series D Preferred Units provided for herein, the Initial Amendment is further amended pursuant to Section 12.3 of the Partnership Agreement by replacing the current form of Exhibit C to the Initial Amendment (also referred to as Exhibit A to the Partnership Agreement) with the form of Exhibit C that is attached to this Amendment as Exhibit A.

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         IN WITNESS  WHEREOF,  this  Amendment  has been executed as of the date first above written.

                        PS BUSINESS PARKS, INC.


                        By: /S/ JACK E. CORRIGAN
                            --------------------
                        Name:    Jack E. Corrigan
                         Title: Chief Financial Officer